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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the registration statements of Ross Systems, Inc. on Forms S-8 (File Nos. 33-42036, 33-48226, 33-56584, 33-72168, 33-89128, 333-36745, 333-44665 and 333-71005) and Forms S-3
(File Nos. 33-89504, 333-19619, 333-06053, 333-44363, 333-47877, 333-58639, and
333-65065) of our report, dated August 20, 1999, relating to the financial statements and financial statement schedule, which appears in Ross Systems, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1997. We also consent to the reference under the heading "Experts" in such registration statements.

                                                  Arthur Andersen LLP

Atlanta, Georgia
September 28, 1999